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Exhibit (3) of Schedule 13D

EXECUTIVE OFFICERS AND DIRECTORS OF VIVENDI UNIVERSAL S.A.

The following description sets forth (i) the name and title of each executive officer and director of Vivendi Universal S.A., and (ii) each such individual’s business address and present principal occupation. Unless otherwise specified, each person listed below is a citizen of France and has his or her principal business address at 42 avenue de Friedland, 75380 Paris, Cedex 08, France.

Name	Present Principal Occupation or Employment

Jean-Rene Fourtou	Chairman and Chief Executive Officer.

Edgar Bronfman, Jr.* 390 Park Avenue, 4th Floor New York, NY 10022	Director and Vice Chairman. Chief Executive Officer of Lexa Partners LLC.

Claude Bebear 25 avenue Matignon 75008 Paris, France	Director. Chairman and Chief Executive Officer of FINAXA and Chairman of Supervisory Board of Axa Group.

Gerard Bremond 11 rue de Cambrai 75947 Paris, Cedex 19, France	Director. Chairman of the SA Pierre et Vacances Tourisme, SA Pierre et Vacances Tourisme France, SA Pierre et Vacances Conseil Immobilier and of Maeva Group.

Edgar M. Bronfman* 375 Park Avenue, 5th Floor New York, NY 10152	Director. Retired.

Bertrand Collomb 61 rue des Belles Feuilles, 75116 Paris, France	Director. Chairman and Chief Executive Officer of the Lafarge Group.

Fernando Falco** Fourtuny 17-5 A 28020 Madrid, Spain	Director. Retired.

Paul Fribourg* 277 Park Avenue, 50th Floor New York, NY 10172	Director. Chairman and Chief Executive Officer of the ContiGroup Companies.

Gabriel Hawawini Boulevard de Constance 77305 Fontainebleau Cedex, France	Director. Professor of Investment Banking and Dean of INSEAD Business School.

Gerard Kleisterlee*** Building HBT 14 1070 Amsterdam, The Netherlands	Director. Chairman and Chief Executive Officer of the Royal Phillips Electronics Group.

Marie-Josee Kravis* 625 Park Avenue New York, NY 10021	Director. Economist and Senior Fellow at the Hudson Institute.

Henri Lachmann 43-45 Bd Franklin Roosevelt 92500 Rueil-Malmaison, France	Director. Chairman and Chief Executive Officer of Schneider Electric SAS Group.

Jean-Bernard Levy	Chief Operating Officer.

Jacques Espinasse	Senior Executive Vice President and Chief Financial Officer.

Robert de Metz	Senior Executive Vice President, Divestitures, Mergers and Acquisitions.

Andrew Kaslow* 800 Third Avenue New York, NY 10022	Senior Executive Vice President, Human Resources.

Jean-Francois Dubos	Executive Vice President and General Counsel.

Michel Bourgeois	Executive Vice President, Corporate Communication.

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Rene Penisson	Advisor, Social Relations and Organization.

Hubert Joly	Executive Vice President, Monitoring of US Assets and Deputy Chief Financial Officer.

Bruce Hack* 800 Third Avenue New York, NY 10022	Executive Vice President, Strategy and Business Development.

Regis Turini	Executive Vice President, Divestitures, Mergers and Acquisitions.

*	Citizen of the United States.

**	Citizen of Spain.

***	Citizen of The Netherlands.